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                                                                    Exhibit 10.9
                             iXL Enterprises, Inc.
                             1888 Emery Street N.W.
                            Atlanta, Georgia  30318



                                         as of February 5, 1999



Kelso & Company, L.P.
320 Park Avenue
New York, New York  10022

Attention:  Mr. Frank T. Nickell

Ladies and Gentlemen:

          iXL Enterprises, Inc. (the "Company"), hereby agrees to retain you, Kelso & Company, L.P. ("Kelso"), to provide consulting and advisory services to the Company in connection with the Company's initial public offering ("IPO") of its common stock, par value $0.01 per share (the "Common Stock"), pursuant to a registration statement on Form S-1 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "Commission").

          In consideration of providing such services, the Company will pay a consulting fee to Kelso equal to $750,000. Such fee shall be paid in shares of the Common Stock (the "Fee Shares"), valued at the gross IPO offering price to the public, and shall be paid upon the closing of the IPO.

          Kelso represents and warrants to the Company, as of the date hereof, that: (i) Kelso is acquiring the Fee Shares solely for its own account or for
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the account of one or more of its subsidiaries or affiliates and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act of 1993, as amended (the "Securities Act")) that would cause the original acquisition of the Fee Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice,
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however, to its right at all times to sell or otherwise dispose of all or any part of such Fee Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control and (ii) Kelso is knowledgeable,
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sophisticated and experienced in business and financial matters and in investing in business enterprises; it has previously invested in securities similar to the Fee Shares and it acknowledges that the Fee Shares have not been registered under the Securities Act and understands that the Fee Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Fee Shares and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          The Company will indemnify Kelso and its affiliates, and their respective officers, directors, partners, employees, agents and control persons (as such term is used in the Securities Act and the rules and regulations thereunder) to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee's counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any services rendered by Kelso hereunder, provided, however,
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there shall be excluded from such indemnification any such claim, loss or expense that is based upon any action or failure to act by Kelso that is found in a final judicial determination to constitute gross negligence or intentional misconduct on Kelso's part. The Company will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

          If the indemnification provided for in the prior paragraph is for any reason unavailable or insufficient to hold Kelso and its affiliates, and their respective officers, directors, partners, employees, agents and control persons harmless in respect of any and all claims, losses and expenses referred to therein, then the Company shall contribute to the aggregate amount of such claims, losses and expenses incurred by Kelso, as incurred, (i) in such
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proportion as is appropriate to reflect the relative benefits received by the
Company on the one hand and Kelso on the other hand from the IPO and the performance by Kelso of its services under this Agreement or (ii) if the
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allocation referred to in clause (i) is not permitted by applicable law, in such proportion as is appropriate reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the

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Company on the one hand and of Kelso on the other hand in connection with the basis for the action which resulted in such claims, losses or expenses, as well as any other equitable considerations.

          The Company's obligations set forth in this Agreement shall survive the payment made to Kelso pursuant to paragraph two.

          This agreement shall be governed by the laws of the State of New York.

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          If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.


                              Very truly yours,

                              iXL ENTERPRISES, INC.


                              By:  /s/ M. Wayne Boylston
                                 _______________________________________________
                                 Name:  M. Wayne Boylston
                                 Title: Executive Vice President


Agreed and accepted as of
February 5, 1999.

KELSO & COMPANY, L.P.

By:  Kelso & Companies, Inc.,
     its general partner


By: /s/ James J. Connors II
________________________________________________________
   Name:  James J. Connors II
   Title: Vice President and General Counsel

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